Exhibit 10.47

PLAINS GP HOLDINGS, L.P.
LONG-TERM INCENTIVE PLAN

Section 1.                                           Purpose of the Plan.  The Plains GP Holdings, L.P. Long-Term Incentive Plan (the “Plan”) has been adopted by PAA GP Holdings LLC, a Delaware limited liability company (the “Company”), the general partner of Plains GP Holdings, L.P., a Delaware limited partnership (the “Partnership”), and is intended to align the interests of the employees of the Company and its Affiliates and the directors of the Company with those of the Partnership’s shareholders by providing such employees and directors incentive compensation awards that reward achievement of targeted distribution levels and other business objectives. The Plan is also intended to enhance the ability of the Company, the Partnership and their Affiliates to attract the services of individuals who are essential for the growth and profitability of the Partnership and to encourage such individuals to devote their best efforts to advancing the business of the Partnership and its Affiliates.

Section 2.                                           Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, Restricted Share, Phantom Share or Share Appreciation Right granted under the Plan, and may include any tandem DERs granted with respect to a Phantom Share, Option or Share Appreciation Right.

“Award Agreement” means the written agreement by which an Award shall be evidenced, and which may describe any terms, conditions, criteria, restrictions or other elements of such Award as determined by the Committee in its discretion.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of, and appointed by, the Board to administer the Plan; provided, however, that in the absence of the Board’s appointment of a committee to administer the Plan, the Compensation Committee of the Board shall serve as the Committee.

“DER” means a contingent right, granted in tandem with a specific Option, Share Appreciation Right or Phantom Share, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Share during the period such Award is outstanding.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee of the Company or an Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” as of a given date means the closing sales price of a Share on the nearest trading date immediately preceding such given date or as defined in an Award Agreement (other than with respect to establishing the exercise price of an Option or Share Appreciation Right).  In the event Shares are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” means an option to purchase Shares granted under the Plan.

“Participant” means any Employee or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Share” means a phantom (notional) Share granted under the Plan that upon vesting entitles the Participant to receive a Share or an amount of cash equal to the Fair Market Value of a Share, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award or Share may remain subject to restrictions established by the Committee, including without limitation a period during which such Award or Share is subject to forfeiture or restrictions on transfer, or is not yet exercisable by or payable to the Participant, as the case may be. As the context requires, the word “vest” and its derivatives refers to the lapse of some or all, as the case may be, of the restrictions imposed during such Restricted Period.

“Restricted Share” means a Share delivered under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SDR” means a distribution made by the Partnership with respect to a Restricted Share.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Share” means a Class A share of the Partnership.

“Share Appreciation Right” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of Share on the exercise date over the exercise price established for such Share Appreciation Right. Such excess may be paid in cash and/or in Shares as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

Section 3.                                           Administration.

(a)                                 Authority of the Committee.  The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled (including settlement in cash), exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any of their Affiliates, any Participant, and any beneficiary of any Award.

(b)                                 Authority of a Subcommittee of the Committee.  At any time that a member of the Committee is not a “nonemployee director” within the meaning of Rule 16b-3 (a “Qualified Member”), any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for all purposes of the Plan.

Section 4.                                           Shares.

(a)                                 Limits on Shares Deliverable.  Subject to adjustment as provided in Section 4(c), the number of Shares that may be actually delivered with respect to Awards under the Plan is [                            ]. If any Award is forfeited, cancelled, exercised or otherwise terminated without the actual delivery of Shares pursuant to such Award, or if any Shares under an Award are held back to cover the exercise price or tax withholding, then, in either such case, the Shares underlying such Awards that are so forfeited, cancelled, exercised or otherwise terminated without the actual delivery of Shares or held back shall be available to satisfy future Awards under the Plan; provided, however, the issuance of a Restricted Share will be an “actual delivery” for purposes of the preceding; thus, any Restricted Share used to cover an exercise price or tax withholding obligation shall not become available to satisfy future Awards under the Plan. There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b)                                 Sources of Shares Deliverable under Awards.  Any Shares delivered pursuant to an Award shall consist, in whole or in part, of (i) Shares acquired in the open market, (ii) Shares acquired from the Partnership, any Affiliate of the Partnership or any other Person or (iii) any combination of the foregoing.

(c)                                  Adjustments.

(i)                                     Certain Restructurings.  Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of FASB Accounting Standards Codification Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Shares covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Shares (or other securities or property) with respect to which Awards may be granted after such event. Upon the occurrence of any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event.  In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c)(i), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Shares that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Shares or other securities available for grant under the Plan.

(ii)                                  Other Adjustments.  Subject to, and without limiting the scope of, the provisions of Section 4(c)(i), in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, change of control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Partnership, issuance of warrants or other rights to purchase Shares or other securities of the Partnership, or other similar transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (B) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (C) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Shares subject to any Award shall always be a whole number.  Further, upon the occurrence of any event described in the preceding sentence, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (I) remove any applicable forfeiture restrictions on any Award; (II) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date specified by the Committee; (III) require the mandatory surrender to the Company or the Partnership by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and cause the Company, the Partnership or an Affiliate thereof to pay to each holder an amount of cash per Share equal to the per Share value as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Share Appreciation Right exceeds such per Share value as determined by the Committee, no consideration will be paid with respect to that Award; (IV) cancel Awards that remain subject to a Restricted Period as of a date specified by the Committee without payment of any consideration to the Participant for such Awards; or (V) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such event (including, but not limited to, the substitution of new awards for Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

Section 5.                                           Eligibility.

Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

Section 6.                                           Awards.

(a)                                 Options.  The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Shares to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)                                     Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted but may not be less than the Fair Market Value of a Share as of the date of grant.

(ii)                                  Time and Method of Exercise.  The Committee shall determine the Restricted Period, i.e., the time or times at which an Option may be exercised in whole or in part, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, other securities or other property, a note (in a form acceptable to the Company), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii)                               Forfeitures.  Except as otherwise provided in the terms of the Option Award Agreement, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Options awarded to the Participant shall be automatically forfeited on such termination.

(iv)                              Option DERs.  To the extent provided by the Committee, in its discretion, an Option may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Options Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(b)                                 Restricted Shares and Phantom Shares.  The Committee shall have the authority to determine the Employees and Directors to whom Restricted Shares or Phantom Shares shall be granted, the number of Restricted Shares or Phantom Shares to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Shares or Phantom Shares may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Phantom Shares.

(i)                                     DERs.  To the extent provided by the Committee, in its discretion, a Phantom Share Award may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Phantom Share Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(ii)                                  SDRs.  To the extent provided by the Committee, in its discretion, a Restricted Shares Award Agreement may provide that distributions made by the Partnership with respect to the Restricted Shares shall be subject to the same forfeiture and other restrictions as the Restricted Share and, if restricted, such distributions shall be held, without interest, until the Restricted Share vests or is forfeited with the SDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the SDRs in the Award Agreement, SDRs shall be paid to the holder of the Restricted Share without restriction.

(iii)                               Forfeitures.  Except as otherwise provided in the terms of the Restricted Shares or Phantom Shares Award Agreement, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Shares and Phantom Shares awarded to the Participant shall be automatically forfeited on such termination.

(iv)                              Lapse of Restrictions.

(A)                               Phantom Shares. Upon or as soon as reasonably practical following the vesting of each Phantom Share, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Share or cash equal to the Fair Market Value of a Share, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

(B)                               Restricted Shares. Upon or as soon as reasonably practical following the vesting of each Restricted Share, subject to the provisions of Section 8(b), the Participant shall be entitled to have the relevant restrictions removed from his or her Share certificate.

(c)                                  Share Appreciation Rights.  The Committee shall have the authority to determine the Employees and Directors to whom Share Appreciation Rights shall be granted, the number of Shares to be covered by each Award Agreement, whether DERs are granted with respect to such Share Appreciation Rights, the exercise price therefor and the conditions and limitations applicable to the exercise of the Share Appreciation Rights, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)                                     Exercise Price.  The exercise price per Share Appreciation Right shall be determined by the Committee at the time the Share Appreciation Rights are granted but may not be less than the Fair Market Value of a Share as of the date of grant.

(ii)                                  Time of Exercise.  The Committee shall determine the Restricted Period, i.e., the time or times at which a Share Appreciation Right may be exercised in whole or in part.

(iii)                               Forfeitures.  Except as otherwise provided in the terms of the Share Appreciation Rights Award Agreement, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Share Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination.

(iv)                              Share Appreciation Rights DERs.  To the extent provided by the Committee, in its discretion, a Share Appreciation Right may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the

Committee) subject to the same vesting restrictions as the tandem Share Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(d)                                 General.

(i)                                     Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate of the Company. Awards (including, without limitation, DERs) granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate of the Company may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)                                  Limits on Transfer of Awards.

(A)                               Except as provided in (C) below, each Option and Share Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)                               Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any of their Affiliates.

(C)                               To the extent specifically provided by the Committee with respect to an Option or Share Appreciation Rights Award Agreement, an Option or Share Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii)                               Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv)                              Share Restrictions.  All Shares or other securities of the Partnership (whether or not in certificated form) delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any certificates, if applicable, to make appropriate reference to such restrictions.

(v)                                 Consideration for Grants.  Awards may be granted for such consideration, including services, as the Committee determines.

(vi)                              Delivery of Shares or other Securities and Payment by Participant of Consideration.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Shares pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Shares to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including without limitation cash, other Awards, withholding of Shares, cashless broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award Agreement.

(vii)                           Change of Control.  If specifically provided in an Award Agreement, upon a change of control (as defined in the Award Agreement) the Award may automatically vest and be payable or become exercisable in full, as the case may be.

(viii)                        Substitute Awards.  Awards may be granted under the Plan in substitution for similar awards held by individuals who become employees as a result of a merger, consolidation or acquisition by the Company or an Affiliate of the Company of another entity or the assets of another entity. To the extent permitted by Section 409A of the Code and the regulations thereunder, such substitute Awards may have exercise prices less than the Fair Market Value of a Share on the date of such substitution.

(ix)                              Prohibition on Repricing of Certain Awards.  Subject to the provisions of Section 4(c) and Section 7(c), the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s shareholders so as to (A) reduce the Share exercise price of any outstanding Options or Share Appreciation Rights, (B) cancel any outstanding Options or Share Appreciation Rights in exchange for cash or other Awards when the Option or Share Appreciation Right exercise price per Share exceeds the Fair Market Value of the underlying Share or (C) otherwise reprice any Option or Share Appreciation Right under generally accepted accounting principles. Subject to Section 4(c), Section 7(c) and Section 8(m), the Committee shall have the authority, without the approval of the Partnership’s shareholders, to amend any outstanding Award to increase the per Share exercise price of any outstanding Options or Share Appreciation Rights or to cancel and replace any outstanding Options or Share Appreciation Rights with the grant of Options or Share Appreciation Rights having a per Share exercise price that is equal to or greater than the per Share exercise price of the original Options or Share Appreciation Rights.

Section 7.                                           Amendment and Termination.  Except to the extent prohibited by applicable law:

(a)                                 Amendments to the Plan.  Except as required by applicable law or the rules of the principal securities exchange on which the Shares are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Shares available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

(b)                                 Amendments to Awards.  Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted (including without limitation requiring or allowing for an election to settle an Award in cash), provided no change, other than pursuant to Section 4(c) or Section 7(c), in any Award shall (i) materially reduce the benefit to a Participant without the consent of such Participant or (ii) cause the Plan or such Award to fail to comply with the requirements of Section 409A of the Code.

(c)                                  Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c)) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or such Award; provided, however, that no such adjustment may be made that would cause the Plan or such Award to fail to comply with the requirements of Section 409A of the Code.

Section 8.                                           General Provisions.

(a)                                 No Rights to Award.  No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)                                 Tax Withholding.  The Company or any Affiliate of the Company is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c)                                  No Right to Employment or Services.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Affiliates, or to remain on the Board, as applicable. Further, the Company or an Affiliate of the Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d)                                 Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e)                                  Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)                                   Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Shares are then traded, or entitle the Partnership or an Affiliate of the Partnership to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)                                  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate of the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate of the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate of the Company.

(h)                                 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)                                     Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)                                    Facility Payment.  Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k)                                 Participation by Affiliates.  In making Awards to Employees employed by an Affiliate of the Company, the Committee shall be acting on behalf of the Affiliate of the Company, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid to Employees for services rendered for the benefit of the Partnership, such reimbursement payments may be made by the Partnership directly to the Affiliate of the Company, and, if made to the Company, shall be received by the Company as agent for the Affiliate of the Company.

(l)                                     Gender and Number.  Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m)                             Compliance with Section 409A.

(i)                                     In General.  Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with Section 409A of the Code. The applicable provisions of Section 409A of the Code and the regulations thereunder are hereby incorporated by reference into and shall control over any Plan or Award Agreement provision in conflict therewith or that would cause a failure of compliance thereunder, to the extent necessary to resolve such conflict or obviate such failure. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the regulations thereunder) becomes entitled to a payment under an Award that constitutes a “deferral of compensation” (as defined under Section 409A of the Code and the regulations thereunder) on account of a “separation from service” (as defined under Section 409A of the Code and the regulations thereunder), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(ii)                                  Application to Specific Awards.  It is the intent that each Award shall either (A) qualify as a “short term deferral” as such phrase is used in Section 1.409A-1 of the U.S. Treasury Regulations or (B) comply with the requirements of Section 409A of the Code.  In that regard, notwithstanding anything in any Award to the contrary (but subject to an express provision in an Award Agreement authorized by the Committee in its discretion to override the provisions of this Section 8(m)(ii)): (I) in no event shall payment of or under an Award be made later than 2½ months following the year in which such payment ceases to be subject to a substantial risk of forfeiture for purposes of Section 409A; and (II) for any Award in which all or a portion becomes “nonforfeitable” upon the occurrence of an event, the relevant provisions of such Award shall be deemed to include a proviso that (x) to the extent all requirements for vesting but for the passage of time have been met as of the occurrence of such event, payment shall be made as of the next following Distribution Date and (y) to the extent additional vesting would require the achievement of additional performance thresholds (e.g., distribution or earnings levels), vesting shall occur and payment made (if based on a distribution) on the Distribution Date on which the threshold is achieved or (if based on earnings or other performance metric) the next Distribution Date following the date on which the threshold is achieved.  For this purpose, as used herein and in any Award, the term “Distribution Date” shall mean the day in February, May, August or November in any year (as such month and year are specified in the Award or as context dictates; e.g., the “next following Distribution Date” after the occurrence of an event) that is 45 days after the end of a calendar quarter (or, if not a business day, the closest previous business day).

Section 9.                                           Term of the Plan.

The Plan shall be effective on the date on which it is adopted by the Board and shall continue until the earliest of (i) the date terminated by the Board or the Committee or (ii) the date that all available Shares under the Plan have been paid or issued to Participants. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee under the Plan or an Award Agreement to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.